UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

Palmetto Bancshares, Inc. (Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina		29601
Address of principal executive offices		Zip Code

800.725.2265 Registrant's telephone number N/A (Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 19, 2009, at Palmetto Bancshares, Inc.’s (the "Company") Annual Meeting of Shareholders, L. Leon Patterson, the Company’s Chairman and Chief Executive Officer, announced the following officer appointments effective January 1, 2010:

Samuel L. Erwin, 41, will serve as Chief Executive Officer of the Company and Chief Executive Officer and President of the Company’s wholly owned subsidiary, The Palmetto Bank (the "Bank").   Lee S. Dixon, 43, will serve as Chief Operating Officer of the Company and the Bank.

Compensation arrangements relative to Messers Erwin’s and Dixon’s officer appointments are unchanged from those previously disclosed in the Current Report on 8-K (announcing their appointment to the positions of Senior Executive Vice Presidents of the Company and the Bank) filed February 26, 2009 with the following exceptions:

  The base annual salary of Messers Erwin and Dixon associated with the these new positions will include an appropriate increase in consideration of market rates for comparable positions on January 1, 2010; and
  In addition to the benefits and perquisites offered to senior management as disclosed in the previously filed Current Report on Form 8-K, Messers Erwin and Dixon will be eligible to participate in the Company’s 2008 Restricted Stock Plan.

Messers Erwin and Dixon will also receive relocation assistance in terms of expenses associated with their relocation to Greenville, South Carolina.

Additionally, L. Leon Patterson announced the appointment of George A. Douglas, Jr., 57, to Vice Chairman of the Bank for Retail Banking.  Mr. Douglas was appointed President and Chief Retail Officer of the Bank in January 2004. Mr. Douglas served as Executive Vice President of the Bank from September 1999 to December 2003 and as Senior Vice President of the Bank from July 1993 to August 1999.

In addition to these officer appointments, L. Leon Patterson announced that, effective January 1, 2010, in addition to his role as Chairman of the Board of Directors of the Company, he will also become Chairman of the Board of Directors and of the Bank.  Effective January 1, 2010, Mr. Patterson will no longer serve as Chief Executive Officer of the Company. Mr. Patterson was appointed and has served as Chairman of the Board of Directors and Chief Executive Officer of Palmetto Bancshares, Inc. since April 1990.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

 /s/ L. Leon Patterson

 L. Leon Patterson

 Chairman and Chief Executive Officer

Date:   May 26, 2009